UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 13, 2011

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement

The disclosure provided in Item 5.02 of this Form 8-K is hereby incorporated by reference into this Item 1.01 with respect to the Separation Agreement and Release between Summer Infant, Inc. and Jeffrey Hale, and the offer letter and Change of Control Agreement between Summer Infant, Inc. and David S. Hemendinger.

Item 5.02.                                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                On October 13, 2011, Jeffrey Hale ceased employment as Chief Operating Officer of Summer Infant, Inc. (the “Company”).  In connection with his separation from employment, Mr. Hale and the Company entered into a Separation Agreement and Release.  Under the agreement, in exchange for Mr. Hale’s release of claims he may have against the Company and agreement to not compete with the Company or to solicit employees, customers, or prospective acquisition candidates of the Company for a six months, the Company agreed to continue to pay Mr. Hale’s $275,000 base salary and to provide him with continued benefits, including health insurance and other benefits provided to him as of the date of his termination, for an initial six-month period.  If Mr. Hale is still unemployed at the end of the six-month period, the Company will provide continued salary payments and benefits for up to an additional three months, provided that these continued benefits will terminate earlier if Mr. Hale becomes employed during this three-month period.  In addition, the Company will provide Mr. Hale with executive outplacement services for a period of 12 months.  The Company agreed to continue the vesting of Mr. Hale’s March 2011 restricted stock award through March 2012.  The foregoing summary of the Separation Agreement and Release does not purport to be complete and is qualified in its entirety by reference to the agreement, which is filed herewith as Exhibit 10.1.

(c)                                  On October 17, 2011, Mr. David S. Hemendinger accepted an offer to become the Company’s Chief Operating Officer of the Company, effective on November 14, 2011.  Mr. Hemendinger, 52, joins the Company from Lifespan, Inc., where he currently serves as Chief Technology Officer.  Mr. Hemendinger joined Lifespan, Inc., a not-for-profit, integrated, academic health system, in May 1996.  Under the terms of his offer letter, Mr. Hemendinger will receive an annual base salary of $280,000, stock options entitling him to purchase 10,000 shares of Company common stock, vesting 25% each year beginning one year after the commencement of his employment, and an award of 5,000 shares of restricted stock on the 90th day following the commencement of his employment, vesting 25% each year beginning one year after the commencement of his employment.  In addition, Mr. Hemendinger is eligible to short-term incentive bonus program with a target equal to 30% of his base salary based on company and personal performance.  He will also participate in standard employee benefit plans and programs.

Under the terms of his offer letter, the Company and Mr. Hemendinger will also enter into a Change of Control Agreement in the form attached to the offer letter.  Under the Change of Control Agreement, Mr. Hemendinger is entitled to certain payments and benefits if (1) there is a change of control and (2) within twelve months thereafter his employment is terminated, other than for cause or due to the death or disability or by Mr. Hemendinger for good reason.  If these events occur, Mr. Hemendinger shall be entitled to (a) a lump sum cash payment equal to the sum of (i) 100% of his then current annual base salary and (ii) the average of his annual base bonuses from the Company for two fiscal years preceding the fiscal year in which the termination occurs, and (b) for a period of one year, except where comparable benefits are available from a subsequent employer, Mr. Hemendinger and his covered dependents, if any, shall be entitled to all benefits under the Company’s welfare benefit plans, as if he were still employed during such period, at the same level of benefits and at the same dollar cost as is in effect at the time of termination.  The Change of Control Agreement also contains non-competition and similar covenants that remain in effect for a period of twelve months following the termination upon a change of control.

In addition, if at any time other than in connection with a change of control, Mr. Hemendinger’s employment is terminated without cause by the Company or he terminates his employment for good reason, Mr. Hemendinger is eligible to receive the same severance benefits he would receive under the Change of Control Agreement, subject to his compliance with the non-competition and similar covenants of the Change of Control Agreement.

The foregoing summary of the offer letter does not purport to be complete and is qualified in its entirety by reference to the offer letter and Change of Control Agreement, which are filed herewith as Exhibit 10.2.

There are no other arrangements or understandings pursuant to which Mr. Hemendinger was selected as the Company’s Chief Operating Officer.  There are no family relationships among any of the Company’s directors, executive officers, and Mr. Hemendinger, and there are no related party transactions between the Company and Mr. Hemendinger reportable under Item 404(a) of Regulation S-K.

Item 7.01                                             Regulation FD Disclosure.

On October 19, 2011, the Company issued a press release announcing the appointment of David S. Hemendinger as the Company’s Chief Operating Officer. A copy of the press release is filed herewith as Exhibit 99.1.  The information set forth in this Item 7.01 and Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and Release, dated as of October 17, 2011, between Summer Infant, Inc. and Jeffrey Hale.

10.2	Offer Letter and Change of Control Agreement between Summer Infant, Inc. and David S. Hemendinger.

99.1	Press release dated October 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: October 19, 2011	By:	/s/ Joseph Driscoll
Joseph Driscoll
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and Release, dated as of October 17, 2011, between Summer Infant, Inc. and Jeffrey Hale.

10.2	Offer Letter and Change of Control Agreement between Summer Infant, Inc. and David S. Hemendinger.

99.1	Press release dated October 19, 2011.